EXHIBIT 10.7
                                                                    ------------

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE
$171,666.67                                                        JULY 31, 2001
                                  DALLAS, TEXAS


         FOR VALUE RECEIVED, the undersigned, MedSolutions, Inc., formerly known as EnviroClean International, Inc. or Advanced EnviroTech Systems, Inc., a Texas corporation (the "Maker"), hereby promises to pay to the order of Mark M. Altenau, M. D. ("Payee"), at Dallas, Texas, or at such other address as the holder of this Note may designate from time to time in writing to Maker, the principal sum of ONE HUNDRED SEVENTY ONE THOUSAND SIX HUNDRED SIXTY SIX DOLLARS AND SIXTY-SEVEN CENTS ($171,666.67), with said loan to bear interest at no more than ten percent (10%) per annum and to be payable on July 31, 2002. The principal amount of this Note shall be due and payable July 31, 2002 (the "Maturity Date"). No principal payments on this Note are allowed for a period of twenty-four (24) months following the original loan on July 31, 2000 or until July 31, 2002. The Payee has the option to convert the loan principal and accrued interest thereon into shares of AES Common Stock par value $0.001 per share at the rate of One dollar and Twenty Five cents ($1.25) per share.

         This Note is collateralized by the so-called "IMCO Contract being negotiated with the Kingdom of Saudi Arabia", specifically from the royalties from the sale of an estimated twenty (20) EnviroClean EC-500 Systems to said customer and by the patented technology known as the EnviroClean Thermal Oxidation System and by all of the other tangible and intangible property and assets of MedSolutions, Inc. and any subsidiary thereof.

         This Amended and Restated Promissory Note and the security created hereby shall terminate as of the date on which the obligations, and any other amounts that the Maker may owe to the Payee as a result of this Note, are paid or renegotiated in writing.


         The makers, signers, sureties, guarantors, and endorsers of this Note severally waive valuation and appraisal, demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of demand, notice of acceleration, diligence in collecting, grace, notice, and protest. If this Note shall be collected by legal proceedings or through a probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity, the Maker agrees to pay all costs of collection, including reasonable attorneys' fees and expenses and court costs.

         Interest on the indebtedness evidenced by this Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged, or received by the Payee exceed the highest lawful rate permissible under applicable law. If any circumstances whatsoever shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Payee shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Maker to the Payee, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Maker. In determining whether or not the interest paid or payable with respect to any indebtedness of the Maker to the Payee, under any specific contingency, exceeds the highest lawful rate, the Maker and the Payee shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; (c) amortize, prorate, allocate, and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the highest lawful rate permitted by applicable law; and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than the highest lawful rate permitted by applicable law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Note.

         The term "applicable law" means the applicable laws of the State of Texas or applicable laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED, AND PERFORMED IN THE CITY OF DALLAS, DALLAS COUNTY, TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

         EXECUTED effective as of the date first set forth above.

                                         MEDSOLUTIONS, INC.


                                         By:  /s/ MATTHEW FLEEGER
                                             -----------------------------------

                                         Name: Matthew Fleeger

                                         Title: President/CEO

/s/ MARK ALTENAU, M.D.
----------------------
Mark M. Altenau, M.D.